INdex to Exhibits

Articles of Incorporation 3.1

Data I/O’s restated Articles of Incorporation filed November 2, 1987 (Incorporated by reference to Exhibit 3.1 of Data I/O’s 1987 Annual Report on Form 10-K (File No. 0-10394)) attached as a PDF to this 10K filing.